UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2021

NOBLE MIDSTREAM PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware		001-37640	47-3011449
(State or other jurisdiction of incorporation or organization)		Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way			77070
Houston,	Texas
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	NBLX	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01 Regulation FD Disclosure.
On January 8, 2021, Noble Midstream Partners LP (the “Partnership”) issued a press release announcing the Partnership’s entry into: (i) an agreement with a Chevron Corporation (NYSE: CVX) (“Chevron”) subsidiary wherein Chevron dedicates acreage and the Partnership provides oil transmission services for long-haul transportation out of the Denver-Julesburg Basin; and (ii) a capacity lease with an Energy Transfer LP (NYSE: ET) subsidiary for capacity on Energy Transfer’s Wattenberg Oil Trunkline. A copy of the press release issued by the Partnership is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated January 8, 2021.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE MIDSTREAM PARTNERS LP
By: Noble Midstream GP, LLC, Its General Partner

Date:	January 8, 2021	By:	/s/ Aaron G. Carlson
Aaron G. Carlson
General Counsel and Secretary